Exhibit 3.129

Form LLC-5.5	Illinois Limited Liability Company Act Articles of Organization SUBMIT IN DUPLICATE Type or print clearly. This space for use by Secretary of State.	FILE #
May 2012		This space for use by Secretary of State.
Secretary of State
Department of Business Services
Limited Liability Division
501 S. Second St., Rm. 351
Springfield, IL 62756
217-524-8008
www.cyberdriveillinois.com

Payment must be made by certified check, cashier’s check, Illinois attorney’s check, C.P.A.’s check or money order payable to Secretary of State.	Filing Fee: $500 Approved:

1.	Limited Liability Company Name:	[NAME OF LIMITED LIABILITY COMPANY], L.L.C.
The LLC name must contain the words Limited Liability Company, L.L.C. or LLC and cannot contain the terms Corporation, Corp., Incorporated, Inc., Ltd., Co., Limited Partnership or L.P.

2.	Address of Principal Place of Business where records of the company will be kept: (P.O. Box alone or c/o is unacceptable.)
Suite 1901, 2 North LaSalle Street Suite 1901, Chicago, IL 60602 Cook County

3.	Articles of Organization effective on: (check one)
☐ the filing date
☐ a later date (not to exceed 60 days after the filing date):
Month, Day, Year

4.	Registered Agent’s Name and Registered Office Address:

Registered Agent:	[NAME OF AGENT]
	First Name	Middle Initial	Last Name

Registered Office:	[REGISTERED OFFICE]
(P.O. Box alone or c/o is unacceptable.)	Number	Street	Suite #

	Chicago	IL
	City		ZIP Code

Note: The registered agent must reside in Illinois. If the agent is a business entity, it must be authorized to act as agent in this state.

5.	Purpose(s) for which the Limited Liability Company is organized:
The transaction of any or all lawful business for which Limited Liability Companies may be organized under this Act.
(LLCs organized to provide professional services must list the address(es) from which those services will be rendered if different from item 2. If more space is needed, use additional sheets of this size.)
To purchase, hold for investment, lease, operate, manage and do any and all other activities necessary or connected with nursing homes or any related industry.

6.	The duration of the company is perpetual unless otherwise stated. If the operating agreement provides for a dissolution date, enter that date here:
		Month,	Day,	Year

Printed by authority of the State of Illinois. July 2014 — 1 — LLC 4.19

LLC-5.5

7.	(Optional) Other provisions for the regulation of the internal affairs of the Company: (If more space is needed, attach additional sheets of this size.)

8.	The Limited Liability Company: (Check either a or b below.)
	a.	☐ is managed by the manager(s) (List names and addresses.)

	b.	☒ has management vested in the member(s) (List names and addresses.)
[NAME OF MEMBER]

9.	Name and Address of Organizer(s):

I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

Dated		,
	Month & Day		Year

1.		1.
	Signature		Number	Street

	Name (type or print)		City/Town

	Name if a Corporation or other Entity, and Title of Signer		State	ZIP Code

2.		2.
	Signature		Number	Street

	Name (type or print)		City/Town

	Name if a Corporation or other Entity, and Title of Signer		State	ZIP Code

Signatures must be in black ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.